Exhibit 99.1

     Sound Federal Bancorp, Inc. Announces Second Fiscal Quarter Earnings

    WHITE PLAINS, N.Y., Oct. 26 /PRNewswire-FirstCall/ -- Sound Federal Bancorp, Inc. (Nasdaq: SFFS) (the "Company"), the holding company for Sound Federal Savings (the "Bank"), announced net income of $1.4 million or diluted earnings per share of $0.12 for the quarter ended September 30, 2004, as compared to $1.7 million or diluted earnings per share of $0.13 for the quarter ended September 30, 2003, a decrease of 13.3% in net income. The decrease in net income for the quarter ended September 30, 2004 is primarily attributable to a $953,000 increase in non-interest expense, partially offset by a $501,000 increase in net interest income and a $151,000 decrease in income tax expense. For the six months ended September 30, 2004, net income amounted to $2.9 million or diluted earnings per share of $0.25, as compared to $3.4 million or diluted earnings per share of $0.26 for the same period in 2003, a decrease of 13.0% in net income. The decrease in net income for the six months ended September 30, 2004 reflects an increase of $1.3 million in non-interest expense, partially offset by an increase of $429,000 in net interest income and a decrease of $269,000 in income tax expense.
    Bruno J. Gioffre, Chairman of the Board, commented, "The Company's results reflect the growth of the Bank in an interest rate environment that features a flattening yield curve. While the Company's interest rate spread and net interest margin have decreased since reaching record levels in fiscal 2003, net interest income has remained substantially unchanged. This is due to the growth of our interest-earning assets, most notably our loan portfolio, and the growth of our deposit accounts. As of September 30, 2004, our loan portfolio and deposit accounts have both grown 21% since September 30, 2003."
    Mr. Gioffre continued, "I am pleased to report that our new branches in Carmel, New York and Bethel, Connecticut will be opening in January 2005. As always, the evaluation of new branch sites is centered upon the growth of franchise value. We believe that moving to the northern suburbs of the greater New York metropolitan area provides great opportunities to develop new customer relationships. The addition of these branch locations increases our branch network to 11 locations in New York in the counties of Westchester, Putnam and Rockland and 3 locations in Fairfield County, Connecticut."
    The Company's total assets amounted to $965.4 million at September 30, 2004 as compared to $890.5 million at March 31, 2004. The $74.9 million increase in assets primarily consisted of a $51.2 million increase in net loans to $529.6 million and a $20.6 million increase in securities to $358.3 million. Our asset growth was funded principally by an $81.5 million increase in deposits to $789.8 million.
    Total stockholders' equity decreased $7.7 million to $129.4 million at September 30, 2004 as compared to $137.1 million at March 31, 2004. The decrease reflects the purchase of shares of our common stock at a cost of $8.3 million, dividends paid of $1.5 million and a decrease of $2.1 million attributable to the change in accumulated other comprehensive income or loss, partially offset by net income of $2.9 million.
    The accumulated other comprehensive loss of $1.4 million at September 30, 2004 represents the after-tax net unrealized loss on securities available for sale ($2.4 million pre-tax). The Company invests primarily in mortgage-backed securities guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac, as well as U.S. Government and Agency securities. The unrealized losses at September 30, 2004 were caused by increases in market yields subsequent to purchase. There were no debt securities past due or securities for which the Company currently believes it is not probable that it will collect all amounts due according to the contractual terms of the security. Because the Company has the ability to hold securities with unrealized losses until a market price recovery (which, for debt securities may be until maturity), the Company did not consider these securities to be other-than-temporarily impaired at September 30, 2004.
    Net interest income for the quarter ended September 30, 2004 amounted to $6.7 million, a $501,000 increase from the same quarter in the prior year.
Our interest rate spread was 2.71% and 2.85% for the quarters ended September 30, 2004 and 2003, respectively. Our net interest margin for those respective periods was 2.94% and 3.14%. For the six months ended September 30, 2004, net interest income amounted to $13.2 million as compared to $12.7 million for the prior year. Our interest rate spread was 2.76% and 2.94% and our net interest margin was 2.98% and 3.25% for the respective 2004 and 2003 six month periods. The decreases in interest rate spread and net interest margin are primarily the result of the effect of mortgage refinancings, lower rates on new loans originated and lower returns on our investment portfolio, as interest rates remained near 40-year lows. As interest rates rise, the cost of our interest-bearing liabilities will increase faster than the rates on our interest-earning assets resulting in a further decrease in our net interest rate spread and net interest margin.
    Non-interest income totaled $310,000 and $228,000 for the quarters ended September 30, 2004 and 2003, respectively. For the six months ended September 30, 2004, non-interest income amounted to $662,000 as compared to $513,000 for the six months ended September 30, 2003. The increases in non-interest income were primarily due to increases in the cash surrender value of bank-owned life insurance which was purchased in December 2003.
    Non-interest expense totaled $4.6 million for the quarter ended September 30, 2004 as compared to $3.6 million for the quarter ended September 30, 2003. This increase is due to increases of $456,000 in compensation and benefits, $77,000 in occupancy and equipment expense, $75,000 in data processing service fees, $102,000 in advertising and promotion expense, and $243,000 in other non-interest expense. For the six months ended September 30, 2004, non-interest expense increased $1.3 million to $8.9 million as compared to $7.6 million for the six months ended September 30, 2003. This increase is due primarily to increases of $876,000 in compensation and benefits, $148,000 in occupancy and equipment expense, $133,000 in data processing service fees, and $165,000 in other non-interest expense.
    The increase in compensation and benefits expense is due primarily to additional staff to support the growth in the Company's lending operations; the addition of the Stamford and Brookfield branches, which opened in September 2003 and June 2004, respectively; and additional expense related to stock awards made pursuant to the Company's 2004 Stock Incentive Plan.
    The increase in occupancy and equipment expense is primarily due to the new branch locations (Stamford and Brookfield, Connecticut).
    Other non-interest expense for the current quarter includes $135,000 of costs related to the Company's implementation of the internal controls and procedures provisions of the Sarbanes-Oxley Act of 2002.
    The Bank is a federally-chartered savings bank offering traditional financial services and products through its New York branches in Mamaroneck, Harrison, Rye Brook, New Rochelle, Peekskill, Yorktown, Somers and Cortlandt in Westchester County and New City in Rockland County, and in Connecticut in Greenwich, Stamford and Brookfield.

    This press release contains certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the Company and the Bank. These estimates are subject to various factors that could cause actual results to differ materially from these estimates. Such factors include (i) the effect that an adverse movement in interest rates could have on net interest income, (ii) customer preferences, (iii) national and local economic and market conditions, (iv) higher than anticipated operating expenses and (v) a lower level of or higher cost for deposits than anticipated. The Company disclaims any obligation to publicly announce future events or developments that may affect the forward-looking statements herein.

     Balance sheets, statements of income and other financial data are attached.


    Sound Federal Bancorp, Inc. and Subsidiary
    CONSOLIDATED BALANCE SHEETS
    (Unaudited)
    (Dollars in thousands)                         September 30,     March 31,
                                                        2004           2004

    Assets
    Cash and due from banks                          $10,892        $10,455
    Federal funds sold and other overnight deposits   21,307         20,756
    Securities:
     Available for sale, at fair value               316,972        337,730
     Held to maturity, at amortized cost              41,331             --
       Total securities                              358,303        337,730
    Loans, net:
     Mortgage loans                                  529,974        477,771
     Consumer loans                                    2,526          3,396
     Allowance for loan losses                        (2,862)        (2,712)
       Total loans, net                              529,638        478,455

     Accrued interest receivable                       4,018          3,623
     Federal Home Loan Bank stock                      5,738          5,303
     Premises and equipment, net                       5,667          5,630
     Goodwill                                         13,970         13,970
     Bank-owned life insurance                        10,252         10,085
     Prepaid pension costs                             2,480          2,547
     Deferred income taxes                             1,286             --
     Other assets                                      1,837          1,987
       Total assets                                 $965,388       $890,541

    Liabilities and Stockholders' Equity
    Liabilities:
     Deposits                                       $789,794       $708,330
     Borrowings                                       38,000         35,000
     Mortgagors' escrow funds                          2,407          4,522
     Due to brokers for securities purchased           4,200          4,000
     Accrued expenses and other liabilities            1,548          1,630
       Total liabilities                             835,949        753,482
    Stockholders' equity:
     Preferred stock ($0.01 par value;
      1,000,000 shares authorized;
      none issued and outstanding)                        --             --
     Common stock ($0.01 par value;
      24,000,000 shares authorized;
      13,636,170 shares issued)                          136            136
     Additional paid-in capital                      103,063        102,637
     Treasury stock, at cost
     (1,058,329 and 459,297 shares at
      September 30, 2004 and March 31, 2004,
      respectively)                                  (15,071)        (7,150)
     Common stock held by Employee Stock Ownership
      Plan                                            (6,304)        (6,556)
     Unearned stock awards                            (5,026)        (5,618)
     Retained earnings                                54,069         52,908
     Accumulated other comprehensive (loss) income,
      net of taxes                                    (1,428)           702
       Total stockholders' equity                    129,439        137,059
       Total liabilities and stockholders' equity   $965,388       $890,541


    Sound Federal Bancorp, Inc. and Subsidiary

    CONSOLIDATED STATEMENTS OF INCOME
    (Unaudited)
    (In thousands, except per share data)

                                    For the Three Months   For the Six Months
                                    Ended September 30,    Ended September 30,
                                       2004       2003        2004        2003
    Interest and Dividend Income
     Loans                           $7,354     $6,490     $14,251     $13,259
     Mortgage-backed and other
      securities                      3,024      2,670      $5,816       5,507
     Federal funds sold and other
      overnight deposits                 73         46         132         174
     Other earning assets                34         66          55         123
     Total interest and dividend
      income                         10,485      9,272      20,254      19,063

    Interest Expense
     Deposits                         3,384      2,665       6,325       5,544
     Borrowings                         390        384         755         749
     Other interest-bearing
      liabilities                         5         18          10          35
     Total interest expense           3,779      3,067       7,090       6,328

    Net interest income               6,706      6,205      13,164      12,735
    Provision for loan losses            75         75         150         125
    Net interest income after
     provision for loan losses        6,631      6,130      13,014      12,610

    Non-Interest Income
     Service charges and fees           220        228         496         513
     Increase in cash surrender
      value of bank-owned life
      insurance                          90         --         166          --
     Total non-interest income          310        228         662         513

    Non-Interest Expense
     Compensation and benefits        2,462      2,006       4,874       3,998
     Occupancy and equipment            661        584       1,294       1,146
     Data processing service fees       264        189         564         431
     Advertising and promotion          239        137         490         551
     Other                              975        732       1,671       1,506
     Total non-interest expense       4,601      3,648       8,893       7,632

     Income before income tax expense 2,340      2,710       4,783       5,491
     Income tax expense                 909      1,060       1,855       2,124
     Net income                      $1,431     $1,650      $2,928      $3,367

    Earnings per share:
     Basic earnings per share         $0.12      $0.13       $0.25       $0.27
     Diluted earnings per share       $0.12      $0.13       $0.25       $0.26


    Sound Federal Bancorp, Inc. and Subsidiary

    Other Financial Data
    (Unaudited)
    (Dollars in thousands, except per share data)

                                      At or for the Quarter Ended
                           Sept. 30,  June 30,  March 31,  Dec. 31,  Sept. 30,
                               2004      2004       2004      2003       2003
    Net interest income      $6,706    $6,458     $6,770    $6,687     $6,205
    Provision for loan losses    75        75         75        75         75
    Non-interest income         310       352        276       252        228
    Non-interest expense:
      Compensation and
       benefits               2,462     2,412      2,628     2,107      2,006
      Occupancy and
       equipment                661       633        592       553        584
      Other non-interest
       expense                1,478     1,247      1,318     1,276      1,058
     Total non-interest
      expense                 4,601     4,292      4,538     3,936      3,648
    Income before income tax
     expense                  2,340     2,443      2,433     2,928      2,710
    Income tax expense          909       946        977     1,133      1,060
    Net income               $1,431    $1,497     $1,456    $1,795     $1,650
    Total assets           $965,388  $914,610   $890,541  $881,637   $850,988
    Loans, net              529,638   501,239    478,455   461,453    437,205
    Mortgage-backed
     securities
      Available for sale    252,931   246,850    255,853   269,604    264,359
      Held to maturity       30,691     7,157         --        --         --
    Other securities
      Available for sale     64,041    85,427     81,877    86,656     93,532
      Held to maturity       10,640     2,796         --        --         --
    Deposits                789,794   746,160    708,330   698,416    653,395
    Borrowings               38,000    38,000     35,000    35,000     55,000
    Stockholders' equity    129,439   125,016    137,059   132,091    137,780
    Performance Data:
    Return on average
     assets (1)               0.60%     0.66%      0.67%     0.82%      0.80%
    Return on average
     equity (1)               4.56%     4.49%      4.49%     5.26%      4.76%
    Average interest rate
     spread (1)               2.71%     2.80%      2.98%     2.92%      2.85%
    Net interest margin (1)   2.94%     3.02%      3.20%     3.17%      3.14%
    Efficiency ratio         65.58%    63.02%     64.41%    56.72%     56.71%
    Per Common Share Data:
    Basic earnings per
     common share             $0.12     $0.13      $0.12     $0.15      $0.13
    Diluted earnings
     per common share         $0.12     $0.12      $0.12     $0.14      $0.13
    Book value per share (2) $10.29     $9.96     $10.40    $10.32     $10.46
    Tangible book value
     per share (2)            $9.18     $8.85      $9.34     $9.23      $9.40
    Dividends per share       $0.06     $0.06      $0.06     $0.06      $0.05
    Capital Ratios:
    Equity to total assets
     (consolidated)          13.41%    13.67%     15.39%    14.98%     16.19%
    Tier 1 leverage capital
     (Bank)                  10.40%    10.71%     10.92%    10.74%     10.82%
    Asset Quality Data:
    Total non-performing
     loans                     $963    $1,728     $1,981    $1,290     $1,751
    Total non-performing
     assets                    $963    $1,728     $1,981    $1,290     $1,751

     (1) Ratios are annualized.
     (2) Computed based on total common shares issued, less treasury shares.

SOURCE  Sound Federal Bancorp, Inc.
    -0-                             10/26/2004
    /CONTACT: Anthony J. Fabiano, Senior Vice President, Chief Financial Officer and Corporate Secretary of Sound Federal Bancorp, Inc.,
+1-914-761-3636 /
    /Web site:  http://www.soundfed.com /
    (SFFS)

CO:  Sound Federal Bancorp, Inc.
ST:  New York
IN:  FIN
SU:  ERN